EXHIBIT 10.7

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made as of this 6th day of April, 2004, between 4035 INC., a Florida corporation, the address of which is 165 East Boca Raton Road, Boca Raton, Florida 33432 (hereinafter referred to as "Lessor"), and POINTE BANK, a Florida banking corporation, the address of which is 21845 Powerline Road, Boca Raton 33433 (hereinafter referred to as "Lessee").

                                   WITNESSETH:

         For and in consideration of the rental herein reserved, and of the covenants, conditions, agreements, and stipulations of Lessee hereinafter expressed, the parties agree as follows:

         1. PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that property commonly known as 165 East Boca Raton Road, Boca Raton, Florida 33432, as legally described on Exhibit "A" attached hereto, together with all buildings and improvements located thereon and all rights appurtenant thereto (the "Leased Premises").

         2. TERM. The term of this Lease (the "Term") shall be for a period of five (5) years commencing on March 1, 2004 (the "Commencement Date") and terminating on February 28, 2009. Lessor shall give Lessee exclusive possession of the Leased Premises thirty (30) days after the date of execution of this Lease. Lessee shall have the right to extend the Term of this Lease for five (5) additional terms of one (1) year each (the "Extension Terms" or individually, an "Extension Term") in its sole discretion upon delivering written notice to Lessor of its intent to exercise this option to extend not less than sixty (60) days before the expiration date of the initial Term or any previously exercised Extension Term of this Lease. All provisions of this Lease shall be applicable to the Extension Terms.

         3. RENTAL. Commencing on the Commencement Date, and continuing on the same day of each month thereafter during the Term of this Lease, Lessee covenants and agrees to pay to Lessor, at the address set forth above or at such other address as Lessor may designate in writing, annual rent for the Leased Premises, payable monthly in advance (the "Rent"). During the period commencing on the Commencement Date and continuing through February 28, 2005, the Rent shall be Six Thousand Dollars ($6,000.00) per month. Commencing March 1, 2005, the monthly rent shall be equal to and not less than the monthly principal and interest payment due under that promissory note executed by Lessor and delivered


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to Southern Community Bank ("Lender") in the original principal amount of One
Million Two Hundred Thirty-Two Thousand Dollars ($1,232,000.00) dated November 30, 2003 (the "Note"). Lessor shall provide Lessee with written evidence from Lender as to the amount of the monthly payment under the Note on or before March 1, 2005, and at any time there is a change in the interest rate under the Note and, until such evidence is provided, Lessee shall continue to pay monthly installments of Rent at the rate then in effect. During the Term of this Lease, notwithstanding anything to the contrary set forth in this paragraph, Rent shall be calculated only on the non-default interest rate set forth in the Note and Lessor shall not modify the terms of the Note without the consent of Lessee. At the request of Lessee, Lessor agrees to refinance the then-existing principal balance of the Note with a loan to be made by Lessee to Lessor which shall be secured by a first mortgage on the Leased Premises. Upon the completion of such refinancing, the monthly payment of Rent shall be equal to and not less than the monthly principal and interest payment due under the promissory note payable to Lessee. In addition, any fees or costs required by Lessee to be paid by Lessor in connection with the refinance shall be amortized over balance of the remaining Term and shall be reimbursed by Lessee to Lessor on a monthly basis as additional rent.

         The Rent for each Extension Term shall be adjusted to "Fair Market Rent" prevailing at the commencement of each successive Extension Term. The term "Fair Market Rent" shall mean the rent that a willing landlord and a willing tenant would agree to pay for the Leased Premises in an "as is" condition assuming a one (1) year lease term. Within fifteen (15) days after Lessee provides notice of its exercise of an extension option to Lessor, Lessor shall notify Lessee in writing of its determination of Fair Market Rent for the Extension Term. Lessee shall have a period of fifteen (15) days from its receipt of Lessor's written notice to object in writing to Lessor's determination of Fair Market Rent, and in such written objection Lessee shall provide Lessor with its determination of Fair Market Rent. If, within fifteen (15) days of Lessor's receipt of Lessee's written notice setting forth Lessee's determination of Fair Market Rent, Lessor and Lessee are unable to agree upon a Fair Market Rent, then Lessor and Lessee shall each immediately appoint an appraiser or real estate agent active in leasing office space in the Boca Raton, Florida area and those two persons shall immediately appoint a third person with like qualifications. The aforesaid three appraisers/real estate agents shall make a determination as


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to the Fair Market Rent (the "Determination") and Lessor and Lessee shall split all costs associated with making the Determination. Once the Determination has been made, it shall be binding upon Lessor and Lessee, provided, however, Lessee shall have until thirty (30) days after the Determination has been made to notify Lessor that the Determination is not satisfactory to Lessee whereupon this Lease shall terminate thirty (30) days after the date of such notice or such longer period as may be set forth by Lessee in such notice.

         Lessee shall also pay to Lessor, at the same time and in the same manner as Rent, all sales and use taxes imposed or levied from time to time upon all payments to be made by Lessee under this Lease.

         4. OPERATING COSTS. Commencing on the Commencement Date, in addition to the Rent, Lessee shall pay to Lessor as additional rent, one hundred percent (100%) ("Lessee's Share") of all "Operating Costs." For purposes of this Lease, the term "Operating Costs" shall mean: (i) all reasonable costs and expenses actually paid or incurred by Lessor in operating, repair and maintaining the parking areas, driveways, sidewalks, service areas, landscaped areas and other exterior areas of the Leased Premises (collectively, the "Exterior Areas"), including the maintenance, repair (exclusive of replacement or repaving) of all paved areas on the Leased Premises, maintenance of and electrical service for the Exterior Area lighting facilities, the maintenance of landscaping and trash removal services, (ii) premiums for liability, property damage, fire and extended recovery insurance for the Exterior Areas and the Leased Premises (including the insurance that Lessor is required to maintain under this Lease); and (iii) general ad valorem real estate taxes and assessments which become due and payable with respect to the Leased Premises during the Term (prorated for any partial tax year within the Term). The term "Operating Costs" shall not include items such as the following: (I) capital expenditures or depreciation;
(ii) the cost of maintaining the foundation, roof and structure of the Leased Premises; (iii) expenses incurred due to the negligence or willful misconduct of Lessor or its respective agents, employees or contractors; (iv) interest, late charges or penalties incurred as a result of Lessor's failure to pay bills timely; (v) costs to comply with the requirements of any laws, codes or other governmental regulations; and (vi) taxes imposed on Lessor other than ad valorem real estate taxes and assessments. Commencing on the Commencement Date, Lessee shall pay an amount equal to one-twelfth (1/12) of annual estimated Operating Costs. Within sixty (60) days after the end of each twelve- (12) month period


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subsequent to the Commencement Date, Lessor shall furnish to Lessee a statement showing actual Operating Costs incurred for the preceding twelve- (12) month period. If the statement shows that the amounts paid by Lessee under this section exceed Lessee's payment of Operating Costs, Lessee shall be entitled to a credit for such excess against payments next to become due to Lessor for Operating Costs or, upon the expiration of this Lease, Lessor shall refund such excess to Lessee within thirty (30) days following the expiration or termination of this Lease. If the statement shows that the amounts paid by Lessee were less than the amount of Lessee's Share of Operating Costs, Lessee shall pay the amount of the deficiency within ten (10) days after written request therefor.

         5. REAL PROPERTY TAXES. Lessor shall be responsible for payment, prior to delinquency, of all real property taxes and assessments levied against the Leased Premises by any governmental or quasi-governmental authority.

         6. USE. Lessee shall use the Leased Premises for a commercial banking office (with an exterior walk-up ATM machine) or any other lawful purpose. Lessee shall comply with all present and future laws or ordinances applicable to its use of the Leased Premises and shall not commit or suffer waste on the Leased Premises, or use or permit anything on the Leased Premises which may be illegal or constitute a private or public nuisance.

         7. REPAIRS AND MAINTENANCE. Lessor shall, at its sole cost and expense (subject to reimbursement pursuant to paragraph 4 of this Lease), maintain and make all necessary repairs to the exterior of the Leased Premises, including parking areas, sidewalks, landscaping, roof, walls, foundation, utility systems and lines (including plumbing and electrical), HVAC systems, windows, glass, doors, walls and the fixtures used in connection therewith, which repairs shall be in quality and class equal to the original work, in order to maintain the Leased Premises in good condition and repair. Notwithstanding the foregoing, Lessee shall reimburse Lessor for costs attributable to the repair of the roof at the Leased Premises up to an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00) per year within thirty (30) days after receipt of an invoice from Lessor accompanied by documentation substantiating the cost and scope of the roof repair that was performed. If Lessor fails to perform its obligations of maintenance or repair hereunder, Lessee is authorized to make such repairs and deduct the reasonable cost of such repairs from the Rent due hereunder. Lessee, at its sole cost and expense, shall be responsible for any painting and carpeting within the Leased Premises, for any repairs necessitated by Lessee's


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negligent or intentional acts or omissions and for all maintenance and repair of the interior of the Leased Premises to the extent same is not Lessor's responsibility under this Lease. Upon the expiration of the Term of or prior termination of this Lease, Lessee shall remove all property of Lessee from the Leased Premises, except leasehold improvements which may have been installed by Lessee and except as otherwise provided in this Lease, and surrender the Leased Premises to Lessor "broom clean" in as good order and condition as they were upon Lessee commencing business, or were placed by Lessee thereafter, ordinary wear and tear and damage by casualty excepted. Any property left on the Leased Premises after the expiration of the Term or other termination of this Lease may be disposed of by Lessor in any manner and without any liability to Lessee.

         8. ALTERATIONS. Lessee shall have the right to make interior, non-structural alterations to the Leased Premises without Lessor's consent and at Lessee's sole cost and expense. Lessee shall not make any structural alterations in the Leased Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessor and Lessee acknowledge and agree that Lessee intends to remove the carport which is attached to the northerly building comprising the Leased Premises, which removal and alteration Lessor hereby consents to.

         9. UTILITIES. Lessor shall pay for all electricity, water, sewerage, fuel and other utilities and services supplied to the Leased Premises during the Term of this Lease.

         10. JANITORIAL SERVICES. During the Term of this Lease, Lessee shall provide for all janitorial services required on the Leased Premises. Lessee agrees to dispose of all rubbish and garbage removed from the Leased Premises in containers provided by Lessor.

         11. LESSOR'S LIABILITY FOR DAMAGE TO LESSEE'S PROPERTY. Lessor shall not be liable in damages, by abatement in rent or otherwise, for any damage either to the person or the property of Lessee, or for the loss of or damage to any property of Lessee by theft or for any injury or damage to persons or property, or loss or interruption to business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the building, or from the pipes, appliances, or plumbing works, or from the roof, street, or subsurface, or from any other place, or by dampness, or by any cause of whatsoever nature; nor shall Lessor be liable for any damage caused by other tenants or persons on the Leased Premises, or caused by operations in construction of any private or public or quasi-public work. None of the


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limitations of the liability of Lessor provided for in this paragraph shall apply if such loss, injury, or damages are proximately caused by the negligent or intentional acts or omissions of Lessor or its agents, employees or independent contractors.

         12. INDEMNITY. Lessee hereby indemnifies and agrees to hold Lessor harmless from any liability for damages to any person or property in or on the Leased Premises arising out of Lessee's use of the Leased Premises, except to the extent caused by the negligent or intentional acts or omissions of Lessor or its agents, employees or independent contractors, for which Lessor shall indemnify Lessee.

         13. PUBLIC LIABILITY INSURANCE. Lessee shall, during the Term of this Lease and any renewal hereof, keep in full force and effect a policy of comprehensive public liability insurance with respect to the Leased Premises and the business operated on the Leased Premises by Lessee in an amount not less than One Million Dollars ($1,000,000.00) combined bodily injury and property damage liability and naming Lessor as an additional insured. Upon Lessor's request, Lessee shall deliver to Lessor a certificate evidencing such coverage and showing payment of the premium due thereon. Lessor shall, during the Term of this Lease and any renewal hereof, keep in full force and effect a policy of comprehensive public liability insurance with respect to the Leased Premises in an amount not less than One Million Dollars ($1,000,000.00) combined bodily injury and property damage liability and naming Lessee as an additional insured. Upon Lessee's request, Lessor shall deliver to Lessee a certificate evidencing such coverage and showing payment of the premium due thereon.

         14. CASUALTY INSURANCE. Lessor shall, at its sole cost and expense, keep the Leased Premises and the improvements thereon insured against loss or damage by fire or other risks insurable under standard fire and extended coverage insurance in an amount not less than to the full current replacement cost of said improvements. Upon Lessee's request, Lessor shall deliver to Lessee a certificate evidencing such coverage and showing payment of the premium due thereon.

         15. SUBROGATION. Lessor and Lessee shall each obtain from their respective insurers under all policies of fire, theft, public liability and other insurance maintained by either of them at any time during the Term hereof insuring or covering the Leased Premises, a waiver of all rights of subrogation


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which the insurer of the party might otherwise have, if at all, against the other party.

         16. DAMAGE OR DESTRUCTION TO THE LEASED PREMISES.

             (a) If the Leased Premises, or any portion thereof, shall be damaged by fire or other casualty and if the Leased Premises can be repaired and restored within ninety (90) days of the date of such damage, Lessor shall repair and/or restore the same as promptly as possible to the condition, character and value that existed immediately prior to such damage. In such event, this Lease shall not terminate, but shall remain in full force and effect, and a proportionate abatement in the fixed monthly Rent shall be made from the time of such fire or casualty until the Leased Premises are repaired or restored.

             (b) Notwithstanding the extent of such damage or destruction, if such damage or destruction cannot be repaired and restored within ninety (90) days after the date of such damage, or if the cost of restoration of the Leased Premises would exceed more than one-third (1/3) of the replacement value of the Leased Premises, each as certified by a registered architect, then either Lessor or Lessee shall have the right to cancel and terminate this Lease by giving notice of same to the other at any time within thirty (30) days from the date such damage or destruction, whereupon the Lease shall terminate ten (10) days after such notice. If Lessor or Lessee does not elect to terminate this Lease, Lessor shall repair and/or rebuild the Leased Premises as promptly as possible to the condition, character and value that existed immediately prior to such damage, and the Term shall continue in full force and effect, subject to a full abatement in the monthly Rent from the time of said damage or destruction until the Leased Premises are repaired or restored.

         17. EMINENT DOMAIN. If any portion of the Leased Premises which materially affects Lessee's ability to continue to use the Leased Premises for the purposes set forth herein, or which renders the Leased Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of Lessee. Such option to terminate shall be exercised by Lessee giving notice to Lessor of such termination within thirty (30) days after such taking or conveyance whereupon this Lease shall terminate ten (10) days after such notice is given and Rent shall be duly apportioned as of the date of such taking or conveyance. All damages awarded for such taking shall belong to and be the


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property of Lessor. Lessee shall have no claim against Lessor by reason of such taking or termination and shall not have any claim or right to any portion of the amount that may be awarded or paid to Lessor as a result of any such taking, except that Lessee shall have the right to make a claim against such public authority for its loss of business and for any other relief available to Lessee.

         18. ATTORNMENT AND SUBORDINATION.

             (a) Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor, provided such purchase recognizes and assumes all of Lessee's duties, obligations, rights, and options under this Lease.

             (b) Upon request by Lessor, Lessee shall subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Leased Premises and to all advances made or hereafter to be made upon the security thereof; provided, however, that a condition precedent to Lessee's requirement to subordinate hereunder shall be that Lessee, upon any default in the terms of such financing by Lessor, shall have the right to pay the Rent due hereunder directly to the mortgagee or other persons to whom Lessor may be obligated under such financing and, so long as Lessee does so pay the Rents as herein provided, this Lease and all Lessee's rights and options hereunder shall remain in full force and effect as to such mortgagee or other financing obligee of Lessor.

             (c) Lessee, upon request of any party in interest, shall execute, within ten (10) days of Lessee's receipt, such instruments or certificates to carry out the intent of these paragraphs above as shall be requested by Lessor; provided, however, that nothing contained in such instruments or certificates required by Lessor shall be in derogation of any rights granted to Lessee hereunder, nor expand Lessee's obligations hereunder, and if any such instruments or certificates would have the effect of accomplishing one or both of the foregoing, either explicitly or implicitly, then Lessee shall not be obligated to execute the same.

         19. DEFAULT BY LESSEE. If Lessee shall, at any time, be in default of the payment of either rent or any payments required of Lessee hereunder or any part thereof, for more than ten (10) days after the same shall be due hereunder, regardless of whether demand has been made therefor, or if Lessee shall be in default of any of the other covenants and conditions of this Lease to be kept,


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observed, and performed by Lessee for more than thirty (30) days after the giving of written notice by Lessor to Lessee of such default or if Lessee shall be adjudged a bankrupt, or if a receiver or trustee shall be appointed and shall not be discharged within thirty (30) days from the date of such appointment, then and in any such events Lessor may re-enter the Leased Premises by summary proceedings or otherwise, and thereupon may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and may, among other remedies, elect:

             (a) To relet the Leased Premises as the agent of Lessee, and reserve the rent therefrom, applying the same first to the payment of the reasonable expense of such re-entry, and then to the payment of the rent accruing hereunder; but whether or not the Leased Premises are relet, Lessee shall remain liable for the equivalent of all rent and other charges provided for under this Lease, plus the cost of reletting, if any, which said amount shall be due and payable to Lessor as damages, or rent, as the case may be, on the successive monthly rent days herein above provided; or

             (b) To terminate this Lease and immediately resume possession of the Leased Premises, wholly discharged from any obligations under the Term, and may re-enter and repossess the Leased Premises, free from any and all claims on the part of Lessee. Termination of this Lease does not discharge or in any way affect Lessee's obligation to pay Lessor all the rents or other charges or payments accruing under this Lease up to the date of termination.

         20. DEFAULT BY LESSOR. Lessor shall not be in default unless it fails to perform the obligations required of Lessor by this Lease within thirty (30) days after written notice by Lessee to Lessor specifying which obligation(s) Lessor has failed to perform; provided, however, that if the nature of the specified obligation(s) is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Lessor has not cured or commenced to cure the default set forth in said notice within said 30-day period, Lessee may at its option either: (I) cure such default and deduct the reasonable costs and expenses incurred from the next and succeeding Rent payment(s); or (ii) terminate this Lease and, in such event, this Lease shall thereupon cease, terminate, and come to an end with the same force and effect as though the original Term had expired at that time.

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         21. SUBLETTING AND ASSIGNING. Lessee shall not sublet any portion of the Leased Premises nor assign this Lease in whole or in part without the written consent of Lessor as to both the terms of such assignment or sublease and the identity of such assignee or sublessee, which consent shall not unreasonably be withheld or delayed, and in the event of a subletting so approved by Lessor, Lessee shall nevertheless remain obligated to Lessor under the terms of this Lease. Notwithstanding the foregoing, the consent of Lessor shall not be required in connection with the assignment of this Lease to a subsidiary of Lessee or entity controlled by Lessee or an unrelated entity offering financial services and, upon such assignment, Lessee shall be released from its obligations and liability hereunder.

         22. SIGNS. Lessee shall have the exclusive right to install such signage on the Leased Premises as Lessee, in its sole discretion, may deem necessary and appropriate, subject to obtaining all necessary governmental approvals. Lessor agrees to fully cooperate with Lessee in filing any required applications, permits and/or variances for said signage or with respect to the Leased Premises generally. At the time possession of the Leased Premises is delivered to Lessee, Lessor shall remove all existing signage at the Leased Premises at its sole cost and expense.

         23. QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that upon Lessee paying the said Rent and performing all the covenants and conditions contained in this Lease on Lessee's part to be observed and performed, Lessee shall and may peaceably and quietly have, hold, and enjoy the Leased Premises for the Term of this Lease.

         24. MEMORANDUM OF LEASE. Lessor and Lessee agree that it will not record this Lease or otherwise make it a matter of public record unless required in any litigation involving this Lease. If Lessee or Lessor request, the parties will enter into a short form lease, describing the Leased Premises and the Term, and including any other terms necessary to permit the recording of such short form lease. Such recording shall be at its cost and expense of the requesting party.

         25. NOTICES. All notices, requests and consents hereunder to any party, shall be deemed to be sufficient if in writing and (I) delivered in person, (ii) duly sent by first class, registered or certified mail return receipt requested and postage prepaid in which case notice will be deemed received three (3) business days after deposit in the U.S. Mail, or (iii) duly sent by nationally-recognized overnight courier service in which case it will be deemed received one (1) business day after deposit with the courier service, addressed


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in each instance to such party at the address first set forth in this Lease (or at such other addresses as shall be specified by like notice). The time period in which a response to any such notice must be given shall commence on the date of receipt thereof and any rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt.

         26. EXPENSE OF ENFORCEMENT. If either Lessor or Lessee should prevail in any litigation by or against the other party related to this Lease, or if either party should become a party to any litigation instituted by or against the other with respect to any third party, then as between Lessor and Lessee, the losing party shall indemnify and hold the prevailing party harmless from all costs and reasonable attorneys' fees incurred by the prevailing party in connection with such litigation.

         27. INSPECTION. Subject to the provisions of this paragraph, Lessor and its contractors, agents or representatives may enter into and upon any part of the Leased Premises during reasonable hours as may be necessary to make repairs or otherwise perform Lessor's obligations under this Lease and, upon reasonable prior notice to Lessee, for the purpose of showing the Leased Premises to existing or prospective purchasers or lenders and, upon reasonable prior notice to Lessee, at any time during the last six (6) months of the Term (including any Extension Terms which Lessee has exercised) to prospective tenants. With respect to any of the aforementioned entries by Lessor into and upon any part of the Leased Premises other than for emergencies or routine repairs, Lessee shall be entitled to have a representative accompany Lessor. Lessor shall not interfere with the operation of Lessee's business during any such entry and Lessor shall use reasonable efforts to make any routine repairs requiring access to the Leased Premise during non-business hours. Notwithstanding any of the foregoing, unless otherwise instructed by Lessee in writing, Lessor shall not enter areas designated by Lessee as high security areas unless an emergency situation exists. All access by Lessor or any invitee of Lessor shall be subject to applicable federal banking regulations.

         28. NON-WAIVER. Lessor's or Lessee's failure to insist upon strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect.

         29. CAPTIONS. The captions and headings herein are for convenience and reference only and should not be used in interpreting any provision of this Lease.

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         30. APPLICABLE LAW. This Lease shall be governed by and construed under the laws of the State of Florida. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Time is of the essence in this Lease.

         31. SUCCESSORS. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors, and assigns; and shall inure to the benefit of Lessee and only such assigns of Lessee to whom the assignment by Lessee has been consented to by Lessor.

         32. FORCE MAJEURE. The time within which any of the parties hereto shall be required to perform any act or acts under this Lease, including the performance of Lessor's and Lessee's obligations hereunder, shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by governmental bodies, inability to obtain or use necessary materials, or any cause beyond the reasonable control of such party, other than lack of monies or inability to procure monies to fulfill its commitment or obligation under this Lease; provided, however, that the party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay. The provisions of this paragraph shall not operate to excuse Lessee from prompt payment of Rent or any other payments required by the terms of this Lease.

         33. AMENDMENTS IN WRITING. This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions, and understandings between Lessor and Lessee concerning the Leased Premises, and there are no covenants, promises, agreements, conditions, or understandings, oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Lessor and Lessee unless reduced to writing and signed by both parties.

         34. RADON. Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information


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regarding Radon or Radon testing may be obtained from your County Public Health
Unit.

         35. LEASE CONTINGENCY. Lessor and Lessee hereby acknowledge that as of the date of this Lease, Lessee has not yet had an opportunity to obtain all necessary permits, approvals and authorizations for its intended use of the Leased Premises, for the signage it intends to install on the Leased Premises and for an ATM to be placed on the Leased Premises (the "Approvals"). Lessee shall have a period commencing from the date of execution this Lease and continuing through May 31, 2004 (the "Approval Period") within which to pursue obtaining all Approvals. If Lessee, for any reason, determines that Lessee will be unable to obtain all Approvals, on terms and conditions acceptable to Lessee, then Lessee may, at any time prior to the expiration of the Approval Period, terminate this Lease by giving written notice to Lessor. If Lessee terminates this Lease pursuant to this paragraph, then this Lease shall be null and void, the parties hereto shall have no further obligations under this Lease and Lessor shall be entitled to retain all Rent and other amounts paid by Lessee to Lessor prior to such termination.

         36. TERMINATION RIGHT. Notwithstanding anything herein to the contrary, subsequent to the twenty-sixth (26th) month of the Term, in the event Lessor intends to undertake the redevelopment of the Leased Premises, Lessor shall have the right to terminate this Lease upon six (6) months prior written notice to Lessee. At the time the written notice of termination is provided to Lessee, Lessor shall also provide Lessee with a copy of its request for a development order submitted to the City of Boca Raton, Florida (the "Development Order Request"). In the event the Development Order Request is not concurrently provided to Lessee with the notice of termination, then such notice shall be null and void and of no force or effect. In the event the notice of termination and Development Order Request are concurrently provided to Lessee, then this Lease shall terminate six (6) months after delivery of same to Lessee and, upon such termination, Lessor and Lessee shall have no further obligations hereunder.

         37. ASSIGNMENT BY LESSOR. Lessor may sell its interest in the Leased Premises or assign this Lease at any time, either absolutely or as security for a loan, without the necessity of obtaining Lessee's consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Lessee hereunder. In the event of the sale of the Leased Premises, Lessor shall be released from all liability in connection with Lessor's obligations to be performed from and after the date of such transfer only if such transferee agrees in writing to perform Lessor's obligations and assume Lessor's liabilities under this Lease as of the date of such transfer.

         38. RELATED LEASE. Lessor is owned and/or controlled by Robert A. Sweetapple ("Sweetapple"). Sweetapple also owns and/or controls Firehouse, LLC, a Florida limited liability company ("Firehouse"). Firehouse owns certain commercial real estate adjacent to and east of the Leased Premises (the "Adjacent Property"), which Adjacent Property includes a parking area. As an inducement and in consideration for entering into this Lease, concurrent with the execution of this Lease, Lessee and Firehouse have entered into a lease for six (6) parking spaces on the Adjacent Property and this Lease shall not be effective without the execution of such lease or cross parking agreement as needed to meet city requirements for use of premises.

         IN WITNESS WHEREOF, the parties have hereto executed this Lease on the day and year first written above.

                                  4035 INC., a Florida corporation


                                  By: /s/ Robert A. Sweetapple
                                     ----------------------------------------
                                  Name:  Robert A. Sweetapple
                                  Its:   President

                                             "LESSOR"


                                  POINTE BANK, a Florida banking corporation


                                  By: /s/ Bradley R. Meredith
                                     ----------------------------------------
                                  Name:  Bradley R. Meredith
                                  Its:   Senior Vice President and
                                         Chief Financial Officer

                                                "LESSEE"

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

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

The following described land, situate, lying and being in Palm Beach County, Florida, to wit:

         Lot 20 Less the south 10 feet and less the north 3 feet and Lot 21, less the south 10 feet and less the north 3 feet thereof, J.R. Campbells Subdivision, according to the Plat thereof, as recorded in Plat Book 5, Page 61, of the Public Records of Palm Beach County, Florida.

                                       A-1